                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 25, 2000


                                TAB PRODUCTS CO.
             (Exact name of registrant as specified in its charter)

                             ----------------------


-------------------------------------------------------------------------------

             Delaware                    001-07736               94-1190862
-------------------------------- -------------------------- -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
            incorporation)                                   Identification No.)

-------------------------------------------------------------------------------

                                2130 GOLD STREET
                                P.O. BOX 649061
                         SAN JOSE, CALIFORNIA 95164-9061
               (Address of principal executive offices) (Zip Code)

-------------------------------------------------------------------------------

        Registrant's telephone number, including area code (408) 586-1600



                1400 Page Mill Road, Palo Alto, California 94304
           ---------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7 IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial information of Docucon, Incorporated.

     (b) Pro forma financial information giving effect to the acquisition of certain operating assets and the assumption of certain liabilities and obligations of Docucon Incorporated.

     (c) Exhibits.


Exhibit No.        Description
-----------        -----------
     2.1*          Asset Purchase Agreement, dated as of March 7, 2000, by and among the Registrant, and Bunt Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Registrant, on the one hand, and Docucon, Incorporated, a Delaware corporation, on the other hand.

    99.1*          Registrant press release dated June 5, 2000.

--------------------------------
*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TAB PRODUCTS CO.


Date: August 8, 2000                 By:  /s/ David J. Davis
                                           -------------------------------
                                           David J. Davis
                                           Chief Financial Officer

                                TAB PRODUCTS CO.
                          PROFORMA FINANCIAL STATEMENTS
                                    UNAUDITED



The following Proforma Financial Statements reflect the combined Financial Position and Results of Operations for the 12 months ended May 31, 1999 and the 9 months ended February 29, 2000 as if the acquisition of substantially all of the operating assets and assumption of certain liabilities of Docucon, Inc. by TAB Products Co. had occurred at the proforma balance sheet date and at the beginning of the proforma income statement periods presented.

                                TAB PRODUCTS CO.
                       PROFORMA COMBINED INCOME STATEMENT
                         FISCAL YEAR ENDED MAY 31, 1999
                                 (000'S OMITTED)
                                    UNAUDITED

                                                         TAB          DOCUCON           PROFORMA           PROFORMA
                                                                      PROFORMA         ADJUSTMENTS         COMBINED
                                                                      12 MONTHS          (Note 1)
                                                      -------------------------------------------------------------
Revenue                                               $ 155,620      $  2,871                            $ 158,491

Cost of Sales                                            95,879         4,467                              100,346
                                                      -------------------------------------------------------------

Gross Margin                                             59,741        (1,596)                              58,145

Selling, General &
  Administrative Expenses                                57,849         3,152           $   901             61,902

Research & Development                                      966           274                                1,240
                                                      -------------------------------------------------------------

Total Expenses                                           58,815         3,426               901             63,142

Operating Income (Loss)                                     926        (5,022)             (901)            (4,997)

Other Income (Expense)                                     (334)           50                                 (284)
                                                      -------------------------------------------------------------

Pre-tax Income (Loss)                                       592        (4,972)             (901)            (5,281)

Tax Expense (Benefit)                                       430           (19)             (379)                32
                                                      -------------------------------------------------------------

Net Income (Loss)                                     $     162      $ (4,953)          $  (522)          $ (5,313)
                                                      =============================================================

Basic net earnings (loss) per share                   $    0.03      $  (0.97)          $ (0.10)          $  (1.04)
                                                      =============================================================

Shares used in computing
basic net earnings (loss) per share                       5,090         5,090             5,090              5,090
                                                      =============================================================

Diluted net earnings (loss) per share                 $    0.03      $  (0.97)          $ (0.10)          $  (1.04)
                                                      =============================================================

Shares used in computing
diluted net earnings (loss) per share                     5,122         5,122             5,122              5,122
                                                      =============================================================

SEE ACCOMPANYING PRO FORMA NOTES.

                                TAB PRODUCTS CO.
                       PROFORMA COMBINED INCOME STATEMENT
                   FOR THE NINE MONTHS ENDED FEBRUARY 29, 2000
                                 (000'S OMITTED)
                                    UNAUDITED


                                                         TAB                 DOCUCON               PROFORMA            PROFORMA
                                                                             PROFORMA             ADJUSTMENTS          COMBINED
                                                                             9 MONTHS              (Note 1)
                                                      --------------------------------------------------------------------------
Revenue                                               $ 95,922              $  3,661                                   $ 99,583

Cost of Sales                                           57,974                 4,416                                     62,390
                                                      --------------------------------------------------------------------------

Gross Margin                                            37,948                  (755)                                    37,193

Selling, General &
  Administrative Expenses                               43,335                 1,601                $   676              45,612

Research & Development                                     634                   296                                        930
                                                      --------------------------------------------------------------------------

Total Expenses                                          43,969                 1,897                    676              46,542

Operating Income (Loss)                                 (6,021)               (2,652)                  (676)             (9,349)

Other Income (Expense)                                  26,375                  (143)                                    26,232
                                                      --------------------------------------------------------------------------

Pre-tax Income (Loss)                                   20,354                (2,795)                  (676)             16,883

Tax Expense (Benefit)                                    8,805                     -                   (284)              8,521
                                                      --------------------------------------------------------------------------

Net Income (Loss)                                     $ 11,549              $ (2,795)               $  (392)           $  8,362
                                                      ==========================================================================

Basic net earnings (loss) per share                   $   2.26              $  (0.55)               $ (0.08)           $   1.63
                                                      ==========================================================================

Shares used in computing
basic net earnings (loss) per share                      5,117                 5,117                  5,117               5,117
                                                      ==========================================================================

Diluted net earnings (loss) per share                 $   2.25              $  (0.55)               $ (0.08)           $   1.63
                                                      ==========================================================================

Shares used in computing
diluted net earnings (loss) per share                    5,125                 5,125                  5,125               5,125
                                                      ==========================================================================

SEE ACCOMPANYING PRO FORMA NOTES.

                                TAB PRODUCTS CO.
                         PROFORMA COMBINED BALANCE SHEET
                                FEBRUARY 29, 2000
                                 (000'S OMITTED)
                                    UNAUDITED

                                                           TAB            DOCUCON           PROFORMA           NOTES       PROFORMA
                                                                                           ADJUSTMENTS                     COMBINED
                                                        ---------------------------------------------------------------------------
ASSETS
Cash and short-term investments                         $ 22,393         $    92           $ (2,286)           Note 2     $ 20,199

Restricted cash                                            6,000                                                             6,000

Accounts receivable, net                                  26,851             410                                            27,261

Inventories                                                7,367                                                             7,367

Pre-paid incomes taxes and other expenses                  6,010              49                                             6,059
                                                        ---------------------------------------------------------------------------

Total current assets                                      68,621             551             (2,286)                        66,886

Property, plant and equipment, net                        11,349             248                                            11,597

Goodwill, net                                              3,004                              4,507            Note 1        7,511

Other Assets                                               1,173              41               (450)           Note 3          764
                                                        ---------------------------------------------------------------------------

Total Assets                                            $ 84,147          $  840           $  1,771                       $ 86,758
                                                        ===========================================================================

LIABILITIES
Current debt obligations                                $  5,750                                                          $  5,750

Accounts payable                                           8,926         $ 1,528                                            10,454

Accrued liabilities                                       12,684             783             $   300            Note 4       13,767
                                                        ---------------------------------------------------------------------------

Total current liabilities                                 27,360           2,311                 300                         29,971
                                                        ---------------------------------------------------------------------------

Deferred taxes and other non-current liabilities           3,686                                                             3,686
                                                        ---------------------------------------------------------------------------

STOCKHOLDER'S EQUITY
Common stock                                                  76                                                                76

Additional paid-in-capital                                15,286          (1,471)             1,471  Note 5                 15,286

Deferred compensation                                     (1,374)                                                           (1,374)

Retained earnings                                         73,808                                                            73,808

Treasury stock                                           (31,164)                                                          (31,164)

Accumulated other comprehensive loss                      (3,531)                                                           (3,531)
                                                        ---------------------------------------------------------------------------

Total Stockholder's Equity                                53,101          (1,471)             1,471                         53,101
                                                        ---------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity              $ 84,147          $  840           $  1,771                       $ 86,758
                                                        ===========================================================================

SEE ACCOMPANYING PRO FORMA NOTES.

                                TAB PRODUCTS CO.
                          PROFORMA FINANCIAL STATEMENTS
                                      NOTES



NOTE 1 - GOODWILL
Represents the excess of the purchase price over the net assets acquired with and amortization period of five years.

NOTE 2 - CASH
Represents the cash portion of the contractually agreed upon purchase price that would have transferred to the seller if the purchase had occurred at February 29, 2000.

NOTE 3 - OTHER ASSETS
Represents the adjustment to TAB's Balance Sheet accounts to eliminate the loans receivable outstanding from the Seller, as of February 29, 2000, that were cancelled at the closing.

NOTE 4 - ACCRUED LIABILITIES
Represents the accrual for due diligence and closing costs not yet paid for at the date of closing.

NOTE 5 - ADDITIONAL PAID-IN-CAPITAL
Proforma adjustment to eliminate capital of Seller as TAB did not issue stock to effect the acquisition.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Docucon, Incorporated:

We have audited the accompanying balance sheets of Docucon, Incorporated, as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Docucon, Incorporated, as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring operating losses and negative operating cash flows which has resulted in working capital and stockholder equity deficiencies, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1, including entering into an agreement to sell substantially all of the Company's operating assets and the assumption of certain operating liabilities by the potential acquiror, subject to stockholder approval. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                              /s/  ARTHUR ANDERSEN LLP


San Antonio, Texas
March 2, 2000

                              DOCUCON, INCORPORATED

                                 BALANCE SHEETS


                                                                                                     December 31
                                                                                              --------------------------
                                                                                                  1999           1998
                                                                                              --------------------------
                                          ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                  $    28,835    $ 1,082,321
   Accounts receivable, trade, net of allowance for doubtful accounts
     of $8,887 and $4,444 at December 31, 1999 and 1998, respectively                             992,243        373,366
   Unbilled revenues, net of allowance of $1,600,000 at December 31, 1999
     and 1998                                                                                     523,014        193,722
   Other receivables                                                                                3,876        374,379
   Prepaid expenses and other                                                                     183,530        123,921
   Asset held for sale, net                                                                        -           1,668,467
                                                                                              -----------    -----------
                             Total current assets                                               1,731,498      3,816,176
                                                                                              -----------    -----------
PROPERTY AND EQUIPMENT:
   Conversion systems                                                                           5,132,390      4,858,930
   Furniture and fixtures                                                                         254,907        243,167
   Leasehold improvements                                                                          55,047          9,476
                                                                                              -----------    -----------
                             Total property and equipment                                       5,442,344      5,111,573

   Less- Accumulated depreciation and amortization                                              4,980,000      4,704,152
                                                                                              -----------    -----------
                             Net property and equipment                                           462,344        407,421
                                                                                              -----------    -----------
OTHER ASSETS, net                                                                                  27,300         48,896
                                                                                              -----------    -----------
                             Total assets                                                     $ 2,221,142    $ 4,272,493
                                                                                              ===========    ===========

     The accompanying notes are an integral part of these financial statements.

                              DOCUCON, INCORPORATED

                                 BALANCE SHEETS


                                                                                                    December 31
                                                                                            -----------------------------
                                                                                                1999             1998
                                                                                            -------------    ------------
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Accounts payable                                                                         $   1,385,635    $    218,059
   Accrued liabilities                                                                          1,186,682       1,191,351
   Deferred revenues                                                                               -               40,601
   Other current liabilities                                                                       45,886          44,087
   Current maturities of long-term debt                                                            -              927,502
   Current maturities of capital lease obligations                                                 55,727          29,537
   Secured indebtedness                                                                           899,004          -
   Related-party notes, net of unamortized discount of $70,665                                    254,335          -
                                                                                            -------------    ------------
                Total current liabilities                                                       3,827,269       2,451,137
                                                                                            -------------    ------------
CAPITAL LEASE OBLIGATIONS                                                                          75,202          76,141
                                                                                            -------------    ------------
OTHER LONG-TERM OBLIGATIONS                                                                       226,310         269,476
                                                                                            -------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, $1.00 par value, 10,000,000 shares authorized- Series A, 60 shares authorized, 7 shares issued and outstanding as of
       December 31, 1999 and 1998                                                                       7               7
   Common stock, $.01 par value, 25,000,000 shares authorized; 3,508,767 and
     3,306,216 shares outstanding as of December 31, 1999 and 1998, respectively                   35,088          33,062
   Additional paid-in capital                                                                  10,209,903      10,027,337
   Accumulated deficit                                                                        (12,148,401)     (8,581,573)
   Treasury stock, at cost, 4,495 shares and 2,917 shares as of December 31, 1999
     and 1998, respectively                                                                        (4,236)         (3,094)
                                                                                            -------------    ------------
                Total stockholders' equity (deficit)                                           (1,907,639)      1,475,739
                                                                                            -------------    ------------
                Total liabilities and stockholders' equity (deficit)                        $   2,221,142    $  4,272,493
                                                                                            =============    ============

     The accompanying notes are an integral part of these financial statements.

                              DOCUCON, INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                                                                Year Ended December 31
                                                                                            -----------------------------
                                                                                                1999            1998
                                                                                            -------------   -------------
OPERATING REVENUES                                                                          $   5,716,520   $   2,693,497
                                                                                            -------------   -------------
COSTS AND EXPENSES:
   Production                                                                                   4,969,905       2,626,315
   Research and development                                                                       377,050         280,088
   General and administrative                                                                   2,079,124       1,916,489
   Allowance for unbilled revenues                                                                 -            1,600,000
   Marketing                                                                                    1,503,806       1,039,768
   Depreciation and amortization                                                                  277,115         347,556
                                                                                            -------------   -------------
                                 Total costs and expenses                                       9,207,000       7,810,216
                                                                                            -------------   -------------
OPERATING LOSS                                                                                 (3,490,480)     (5,116,719)

OTHER INCOME (EXPENSE):
   Interest expense                                                                              (188,547)       (193,892)
   Interest income                                                                                 31,452         200,037
   Other, net                                                                                      80,747          -
                                                                                            -------------   -------------
LOSS BEFORE INCOME TAXES                                                                       (3,566,828)     (5,110,574)

INCOME TAX BENEFIT                                                                                 -               24,880
                                                                                            -------------   -------------
NET LOSS                                                                                       (3,566,828)     (5,085,694)
                                                                                            -------------   -------------
PREFERRED STOCK DIVIDEND REQUIREMENTS                                                             (19,250)        (27,462)
                                                                                            -------------   -------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                                                  $  (3,586,078)  $  (5,113,156)
                                                                                            =============   =============
BASIC AND DILUTED LOSS PER COMMON SHARE                                                         $(1.06)         $(1.55)
                                                                                            =============   =============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                            3,386,768       3,300,056
                                                                                            =============   =============

     The accompanying notes are an integral part of these financial statements.

                              DOCUCON, INCORPORATED

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                    Preferred Stock             Common Stock           Additional
                                                              -----------------------     -----------------------     ------------
                                                                Number                     Number of                     Paid-In
                                                              of Shares       Amount        Shares        Amount         Capital
                                                              ---------     ---------      ---------     --------     ------------
BALANCE, December 31, 1997                                        12          $ 12         3,260,889     $ 32,609     $ 10,069,173
   Stock option exercises                                        -             -               2,500           25            5,475
   Shares issued pursuant to employee stock plans                -             -              26,809          268             (268
   Shares issued to pay preferred stock dividends                -             -              10,318          103             (103
   Purchase of treasury stock                                    -             -             (36,250)        (362)          -
   Conversion of Series A preferred stock                         (5)           (5)           41,950          419          (46,940
   Accrued dividends on preferred stock                          -             -              -            -                -
   Net loss                                                      -             -              -            -                -
                                                              ---------     ---------      ---------     --------     ------------
BALANCE, December 31, 1998                                         7             7         3,306,216       33,062       10,027,337
   Warrants issued                                               -             -              -            -                85,312
   Purchase of treasury stock                                    -             -             (26,400)        (264)          -
   Treasury shares issued pursuant to employee stock
     plans                                                       -             -              24,822          249             (249
   Shares issued in satisfaction of accrued liabilities          -             -             152,222        1,522           78,561
   Shares issued pursuant to employee stock plans                -             -              51,907          519           18,942
   Net loss                                                      -             -               -           -                -
                                                              ---------     ---------      ---------     --------     ------------
BALANCE, December 31, 1999                                         7          $  7         3,508,767     $ 35,088     $ 10,209,903
                                                              =========     =========      =========     ========     ============

                                                                                                     Total
                                                                                                 Stockholders'
                                                                  Accumulated      Treasury         Equity
                                                                    Deficit         Stock          (Deficit)
                                                               ---------------   ----------     -------------
BALANCE, December 31, 1997                                     $   (3,407,063)   $  -           $ 6,694,731
   Stock option exercises                                              -            -                 5,500
   Shares issued pursuant to employee stock plans                      -            -                -
   Shares issued to pay preferred stock dividends                      -            -                -
   Purchase of treasury stock                                          -           (49,620)         (49,982)
   Conversion of Series A preferred stock                              -            46,526           -
   Accrued dividends on preferred stock                               (88,816)      -               (88,816)
   Net loss                                                        (5,085,694)      -            (5,085,694)
                                                               ---------------   ----------     -------------
BALANCE, December 31, 1998                                         (8,581,573)      (3,094)       1,475,739
   Warrants issued                                                     -            -                85,312
   Purchase of treasury stock                                          -           (25,550)         (25,814)
   Treasury shares issued pursuant to employee stock
     plans                                                             -            24,408           24,408
   Shares issued in satisfaction of accrued liabilities                -            -                80,083
   Shares issued pursuant to employee stock plans                      -            -                19,461
   Net loss                                                        (3,566,828)      -            (3,566,828)
                                                               ---------------   ----------     -------------
BALANCE, December 31, 1999                                     $  (12,148,401)   $  (4,236)     $(1,907,639)
                                                               ===============   ==========     =============

     The accompanying notes are an integral part of these financial statements.

                              DOCUCON, INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                                                                 Year Ended December 31
                                                                                              ----------------------------
                                                                                                  1999            1998
                                                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                   $ (3,566,828)   $ (5,085,694)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                                 277,115         347,556
     Allowance for unbilled revenues                                                                -            1,600,000
     Noncash compensation accrual                                                                   -              313,563
     Gain on sale of assets                                                                         80,708          -
     Amortization of discount on related-party notes                                                14,647          -
     Changes in current assets and current liabilities-
       (Increase) decrease in net receivables and unbilled revenues                               (577,666)        688,057
       Increase in prepaid expenses and other                                                      (59,609)        (25,351)
       Increase in accounts payable and accrued liabilities                                      1,181,693         203,118
       Increase (decrease) in taxes payable                                                         -             (191,000)
       Increase (decrease) in deferred revenues                                                    (40,601)         40,601
                                                                                              ------------    ------------
                 Net cash used in operating activities                                          (2,690,541)     (2,109,150)
                                                                                              ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                           (260,219)       (270,951)
   Proceeds from sale of building                                                                1,782,609          -
                                                                                              ------------    ------------
                 Net cash provided by (used in) investing activities                             1,522,390        (270,951)
                                                                                              ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from related-party notes and warrants                                                  325,000          -
   Payments under line of credit                                                                    -             (504,000)
   Increase in secured indebtedness, net                                                           899,004          -
   Principal payments on long-term debt and other obligations                                     (968,869)       (588,299)
   Principal payments under capital lease obligations                                              (45,301)        (16,766)
   Proceeds from employee stock purchase plan                                                       19,461          18,786
   Proceeds from exercise of stock options                                                          -                5,500
   Payment of preferred stock dividends                                                            (88,816)         -
   Purchase of treasury stock                                                                      (25,814)        (49,982)
                                                                                              ------------    ------------
                 Net cash provided by (used in) financing activities                               114,665      (1,134,761)
                                                                                              ------------    ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                       (1,053,486)     (3,514,862)
CASH AND CASH EQUIVALENTS, beginning of year                                                     1,082,321       4,597,183
                                                                                              ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                                                        $     28,835    $  1,082,321
                                                                                              ============    ============

     The accompanying notes are an integral part of these financial statements.

                              DOCUCON, INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS



1.  DESCRIPTION, BACKGROUND AND
    CURRENT STATUS OF THE COMPANY:

Docucon, Incorporated (the Company), a Delaware corporation, was incorporated in June 1986. The Company's primary business is the conversion of paper and microform documents to optical and other types of storage media for use in document management systems and internet applications for customers in the federal and commercial markets. Substantially all of the Company's customers are located in the United States.

The accompanying financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern. Since its inception, the Company has incurred cumulative net losses of approximately $12.1 million, including losses of approximately $3.6 million and $5.1 million during 1999 and 1998, respectively. For the years ended December 31, 1999 and 1998, the Company had negative cash flows from operating activities of approximately $2.7 million and $2.1 million, respectively. At December 31, 1999, the Company had a working capital deficit of approximately $2.1 million and a total stockholders' deficit of approximately $1.9 million. A substantial portion of the Company's accounts payable at December 31, 1999, are past due. As discussed in Notes 3 and 8, a significant portion of the Company's historical revenues has been earned from conversion services performed for agencies of the U.S. Government. The Company experienced significant declines in revenues from these agencies in 1997 and 1998 and, during 1998, provided an allowance of $1.6 million on certain unbilled revenues. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. The ability of the Company to continue as a going concern is dependent upon the ongoing support of its customers, its ability to obtain capital resources to support operations and its ability to successfully market its services. If the Company is unable to generate positive cash flows from operations or obtain additional capital resources, or if the funds obtained in such efforts are not adequate to support the Company until a successful level of operations is attained, the Company would likely be unable to continue operating as a going concern.

As discussed in Note 14, the Company has entered into a definitive agreement to sell substantially all of the Company's operating assets to TAB Products Co. (TAB). The agreement is subject to stockholder approval. In conjunction with this transaction, TAB has agreed to fund the Company's working capital deficits until the proposed acquisition can be consummated. However, there can be no assurances that TAB will continue to fund all of the Company's working capital deficits if the transaction does not close in a timely manner or that the proposed acquisition will be consummated.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PROPERTY AND EQUIPMENT

Property and equipment are recorded at original cost. Maintenance and repairs are charged to expense as incurred and betterments which increase the value or extend the useful life of the property are capitalized. Gains or losses on sales or other dispositions of property and equipment are credited or charged to operations.

                              DOCUCON, INCORPORATED

Depreciation is provided using the straight-line method over the lesser of the capital lease term or estimated useful lives of the related assets. The Company's conversion systems and furniture and fixtures are currently depreciated over periods ranging from two to five years beginning in the month the property is placed in service. The Company's building was being depreciated over 40 years.

In January 1999, the Company sold its San Antonio operations center building. In connection with the sale, the Company paid off the remaining balance of the related secured indebtedness. The Company's net cash proceeds from the sale, net of debt repayments, approximated $800,000. The Company entered into a noncancelable operating leaseback of the building through December 1999 at a gross rate of approximately $27,000 per month, before a cancelable month-to-month sublease arrangement of approximately $15,000 per month. The gain on the sale of the building was deferred and was recognized over the term of the operating leaseback as a component of other income, net. The Company moved into a new facility in December 1999 (see Note 5).

REVERSE STOCK SPLIT

In June 1998, the Company's stockholders approved a one-for-four reverse common stock split. Accordingly, all common stock and share information has been adjusted to reflect the reverse stock split.

REVENUE RECOGNITION

Revenues from conversion service contracts are recognized at the time services are provided and are based upon the number of documents converted and the conversion rates established in the contracts. The Company maintains an estimated reserve for returns and reconversions based upon an historical analysis. Such amounts have not been significant.

STATEMENTS OF CASH FLOWS-
SUPPLEMENTAL DISCLOSURES

The Company considers funds invested in highly liquid investments having original maturities of 90 days or less to be cash equivalents.

The following relates to cash interest and income taxes paid by the Company and noncash investing and financing activities for the periods indicated:

                                                                                Year Ended
                                                                                December 31
                                                                            ----------------------
                                                                               1999        1998
                                                                            ----------  ----------
Cash payments-
   Cash paid for interest                                                   $  146,495  $  168,892
                                                                            ----------  ----------
   Cash paid for income taxes                                               $   -       $  157,622
                                                                            ==========  ==========
Noncash investing and financing activities-
   Capital lease obligations incurred                                       $   70,552  $   57,099
                                                                            ----------  ----------
   Preferred stock dividends payable                                        $   -       $   88,816
                                                                            ----------  ----------
   Stock issued in satisfaction of accrued liabilities                      $   80,083  $   -
                                                                            ==========  ==========

                              DOCUCON, INCORPORATED

POST RETIREMENT AND POST EMPLOYMENT BENEFITS

The Company does not provide post retirement or post employment benefits to its employees.

SELF-INSURANCE RISK

Through December 31, 1999, the Company self-insured medical coverage for its employees and their dependents up to specific attachment limits. The Company has accrued for known claims and an estimate of claims incurred but not reported through December 31, 1999, up to the maximum anticipated costs to the Company. The Company believes that such accrual is adequate.

During 1999 and 1998, the Company recognized approximately $260,000 and $180,000, respectively, in self-insurance expense under the limits. The Company's insurer will pay cumulative claims above the limit up to $1 million lifetime per covered individual. The Company does not believe that claims reported and claims incurred but not reported will exceed the amounts to be covered by the insurer. Effective December 31, 1999, the Company terminated its self-insured arrangement and switched to fully insured employee medical coverage.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share (EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. As the Company had a net loss for the years ended December 31, 1999 and 1998, diluted EPS equals basic EPS as potentially dilutive common stock equivalents are antidilutive. The average market price per share of the Company's common stock for the years ended December 31, 1999 and 1998, was $.72 and $2.01, respectively. Note 10 provides a detail of options and warrants outstanding and the corresponding exercise prices. If the Company would have had income for the years ended December 31, 1999 and 1998, the denominator (weighted average number of common shares and common share equivalents outstanding) in the diluted EPS calculation would have been increased, through application of the treasury stock method, for each class of option or warrant for which the average market price per share of the Company's common stock exceeded the common stock equivalent's exercise price.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period amounts to conform to the 1999 presentation.

                              DOCUCON, INCORPORATED

3.  UNBILLED REVENUES:

The allowance for unbilled revenues at December 31, 1999 and 1998, relates to conversion services performed for agencies of the U.S. Government. The Company's ability to collect these unbilled revenues is dependent upon a number of factors including quality control acceptance and the availability of funding to the respective agencies. The Company was informed by a U.S. Government customer in mid-1997 that funding for certain conversion services being performed had been depleted. Management completed the work that had been placed in production for this customer. As a result, the Company has been unable to collect approximately $1.6 million of conversion services for this customer, the substantial majority of which were performed during 1997. A substantial portion of the conversion products associated with the $1.6 million of unbilled revenues have been shipped to the customer and are in various stages of quality control review. Management of the Company believes that a significant portion of such unbilled revenues represent valid assets of the Company. However, due to the continued aging of the unbilled revenues, management believes it was prudent to provide an allowance on these unbilled revenues for the entire amount during the year ended December 31, 1998. In the event that the Company collects any of the unbilled revenues in the future, such collections would have a favorable impact on the Company's liquidity and capital resources and results of operations in the period of collection. There are no assurances that the customer will accept all of the work product nor are there any assurances that sufficient funding will be made available to enable the Company to collect the unbilled revenues.

4.  ACCOUNTS RECEIVABLE FINANCING:

On June 18, 1999, the Company entered into an accounts receivable finance agreement (the Financing Agreement) with Silicon Valley Bank (SVB). Under the terms of the agreement, as amended, the Company can receive funding from SVB for up to $1,500,000 of eligible accounts receivable with full recourse by SVB to the Company. The Company receives cash advances from the eligible receivables equal to the face amount of the eligible receivables financed, less a reserve established by SVB of not less than 20 percent of the aggregate face amount of the receivables. If the Company finances the maximum of $1,500,000 of accounts receivable, new receivables can be financed to replace previous accounts receivables that are collected. The Company is obligated to repay on demand the unpaid portion of any receivable financed by SVB under certain conditions including (i) an account receivable that remains uncollected 90 calendar days after the invoice date, (ii) the bankruptcy or insolvency of any account debtor or (iii) any breach of the Financing Agreement by the Company. During the fourth quarter of 1999, and subsequent to December 31, 1999, the Company was in technical default under certain provisions of the Financing Agreement. While SVB has not made a declaration of default or demand for payment, it has the right to do so under the provisions of the Financing Agreement. If such demand were made, it is unlikely that the Company would have the resources to make such payment except through the collections on the underlying secured receivables. The cash advances are reflected in the accompanying financial statements as short-term borrowings. The Company pays aggregate finance charges and administrative fees on the average daily balance of the uncollected financed accounts receivables of approximately 2.38 percent per month. The aggregate amount of advances and fees owed to SVB are secured by substantially all of the tangible assets of the Company. At December 31, 1999, the balances of the accounts receivables financed and the aggregate cash advanced on such receivables was approximately $1,147,000 and $899,000, respectively. Aggregate finance charges and administrative fees related to the Financing Agreement were approximately $129,500 for the year ended December 31, 1999, and are classified as interest expense.

                              DOCUCON, INCORPORATED

5.  COMMITMENTS AND CONTINGENCIES:

Certain office equipment and office space is leased under various noncancelable operating leases with terms ranging from one to six years. In November 1999, the Company entered into an operating lease agreement for its primary conversion facilities in San Antonio, Texas. The terms of this lease agreement provide for an initial lease term of 65 months, including a five-month rental abatement period. Lease expense is being recognized on a straight-line basis over the term of the lease including the abatement period. Base rents are approximately $30,000 per month before the Company's pro rata share of ad valorem taxes and operating expenses, which are initially estimated to approximate $5,700 per month. The lease provides for two, five-year optional renewal periods. Rent expense under all cancelable and noncancelable operating leases, net of sublease income, was approximately $390,000 and $59,000 for the years ended December 31, 1999 and 1998, respectively. Future minimum lease payments for all noncancelable operating leases, net of noncancelable subleases, as of December 31, 1999, are as follows:

Year ending December 31-
   2000                                                $    505,928
   2001                                                     483,037
   2002                                                     486,279
   2003                                                     488,780
   2004                                                     424,408
   Thereafter                                               119,994
                                                       ------------
         Total future minimum lease payments           $  2,508,426
                                                       ============

During 1998 and 1999, the Company appointed several new key employees. The Company and the employees have entered into employment agreements with terms of two to seven years providing for base compensation ranging from $100,000 to $200,000 per year. The agreements are terminable by either party with 30 days' notice. In the event the employees were to be terminated by the Company without cause, the Company would be required to make aggregate severance payments of $880,000. The definition of termination without cause under each of the employment agreements includes a change of control of the Company and/or a sale of substantially all of the assets of the Company. See Note 14 for a description of a proposed sale of substantially all of the Company's assets.

In September 1998, the Company granted early retirement to a member of senior management and terminated the related employment agreement. The employee was retained as a consultant to the Company for a period of two years at the rate of $2,500 per month. Additionally, during the same two-year period, the former employee receives retirement pay at the rate of $5,500 per month. For a 10-year period following the consultancy agreement, the former employee will receive retirement pay at the rate of $2,500 per month. The consulting payments are being charged to expense as the services are provided. The present value of the post-retirement payments, discounted at 5 percent, resulted in noncash compensation expense of approximately $300,000 during the year ended December 31, 1998. The present value of the post-retirement obligation is recorded as other long-term obligations on the accompanying balance sheet, with the current portion included as other current liabilities.

                              DOCUCON, INCORPORATED

On February 2, 1999, the Company contacted the Department of Defense's (DOD) Voluntary Disclosure Program Office to request admission into its Voluntary Disclosure Program. The Voluntary Disclosure Program is intended to encourage government contractors to voluntarily disclose potential violations of government contracting policies and procedures. In general, companies who volunteer information and cooperate with the government's investigation are not subject to criminal and administrative sanctions such as suspension and debarment from government contracting activities.

Admission into the Voluntary Disclosure Program does not protect companies from any potential civil liability the government may assert. The Company's request for admission into the Voluntary Disclosure Program was the result of an internal review by the Company that indicated a billing practice, with respect to certain invoices submitted during the period from September 1996 through July 1997, might be perceived by the government as a technical violation of DOD billing procedures.

The DOD Inspector General formally admitted the Company into the Voluntary Disclosure Program in June 1999 and commenced its investigation of the Company's voluntary disclosure in the second half of that year. In February 2000, Company counsel was orally advised that the Government's investigation of the Company's voluntary disclosure is complete and that criminal prosecution has been declined. The Company remains potentially liable for civil damages. In 1998, the Company established a reserve for estimated legal costs and other expenses which it believes is adequate for the resolution of this matter.

6.  RELATED-PARTY LOAN TRANSACTION:

On September 29, 1999, two directors of the Company loaned the Company an aggregate of $325,000. The promissory notes (the Notes), issued in conjunction with these loans, carry a 12 percent annual interest rate. Principal and interest on the Notes are payable on the earlier of (i) September 28, 2000, or (ii) within 10 days of an equity-based financing (the Financing), as defined. In the event the principal and interest become payable as a result of a Financing, one-half of the then outstanding principal and accrued interest on the entire principal amount of the Notes are payable in cash to the Note holders and such Note holders will receive
(i) a number of shares of Company securities, which shall be the same class issued in the Financing, calculated by dividing the remaining outstanding principal by the per share price of the securities issued in the Financing and/or (ii) a debt instrument of the same class issued in the Financing, the aggregate of such equity and/or debt securities equal to one-half of the outstanding principal amount of the Notes prior to the Financing. In conjunction with the Notes, the two directors were issued an aggregate of 243,750 warrants to purchase common stock of the Company. Warrants to purchase 162,500 shares of common stock of the Company were granted in September 1999 and the remaining 81,250 were granted in December 1999 based upon the nonoccurrence of certain events. The warrants are exercisable for a period of five years from the September 29, 1999, issuance date of the warrants at a price equal to 75 percent of (i) in the event of a Financing, the common stock equivalent price per share of securities issued to the investor under such Financing or (ii) in the event of a sale of greater than 50 percent of the shares of common stock of the Company, the price per share for such shares of common stock. In the event that there is neither a Financing nor a sale of the Company, beginning on September 28, 2000, the warrant price shall be $.50 per share. The warrants have been valued at an estimated fair market value of $85,312 and have been recorded as an original issue discount on the Notes. The original issue discount on the Notes is being charged to expense as interest expense over the one-year maturity period of the Notes.

                              DOCUCON, INCORPORATED

7.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

In connection with the purchase of its San Antonio operations center building, the Company issued a four-year, 8 percent, $1.5 million promissory note originally due in December 1996. In October 1996, the Company refinanced the $1.5 million note. The new note was payable to a commercial bank, bore interest at a fixed rate of 9.5 percent per year and required monthly principal and interest payments of $14,448, with the remaining balance maturing in October 2001. The note payable was secured by the Company's building, other fixed assets, accounts receivable and inventory. Debt issuance costs of approximately $68,000 incurred in October 1996 related to this refinancing were capitalized and were being amortized over the five-year term. During 1998, the Company elected to sell the building. In November 1998, the Company entered into a contract to sell the building for an amount in excess of its net book value. Accordingly, the carrying value of the land, building and associated improvements were classified as a current asset held for sale at December 31, 1998. In January 1999, the Company sold its San Antonio operations center building and paid off the related secured indebtedness. See Note 2 for additional information related to this sale.

Equipment held under capital leases and related obligations at December 31, 1999, are as follows:

Office and production equipment requiring monthly principal and interest payments of $4,887, interest at 9.5 percent to 22.0 percent and maturing
   April 2001 to October 2003                                                          $  133,000

Telecommunications equipment requiring monthly principal and interest payments of
   $977, interest at 9.3 percent and maturing July 2001                                    18,566
                                                                                       ----------
Total capital lease payments                                                              151,566

Less- Amounts representing interest                                                        20,637
                                                                                       ----------
Capital lease obligations                                                              $  130,929
                                                                                       ==========

Maturities of capital lease obligations as of December 31, 1999, are as follows:

Year ending December 31-
   2000                                              $   55,727
   2001                                                  53,924
   2002                                                  14,886
   2003                                                   6,392
                                                     ----------
                       Total                         $  130,929
                                                     ==========

8.  MAJOR CUSTOMER:

The Company has historically earned a significant portion of total revenues from conversion services performed for the DOD. The Company had revenues of approximately $3.6 million and $2.1 million during the years ended December 31, 1999 and 1998, respectively, from services provided to the DOD. The Company had trade receivables of approximately $.4 million and $.3 million from the DOD at December 31, 1999 and 1998, respectively.

                              DOCUCON, INCORPORATED

9.  PREFERRED STOCK AND COMMON STOCK:

In 1990, the Company issued 46 shares of 11 percent Series A preferred stock at $25,000 per share. Each share of preferred stock is convertible into 8,333 shares of common stock. Through December 31, 1999, 39 shares of preferred stock have been converted. Additionally, 92,154 shares of common stock have been issued in lieu of accumulated dividends on the preferred stock which was converted.

Each share of the Company's preferred stock ($25,000 stated value) is convertible into 8,333 shares of common stock and earns cash dividends of 11 percent per year. Each share of preferred stock is entitled to vote 8,333 common shares. Under the terms of the Company's preferred stock, the Company cannot pay dividends on its common stock until all accumulated but unpaid dividends on such preferred stock have been paid. If the transaction described in Note 14 is consummated, the Company can not make distributions to common stockholders until cumulative undeclared dividends on the preferred stock are paid. As of December 31, 1999, cumulative undeclared dividends on the preferred stock approximated $179,000. In 1999, the Company paid $88,816 related to cumulative dividends on preferred stock that was converted during the fourth quarter of 1998. This is reflected as a component of accrued liabilities on the accompanying balance sheet at December 31, 1998. As the remainder of the cumulative dividends are undeclared, they have not been recorded as a reduction of the Company's equity.

Common stock is subordinate to preferred stock in the event of liquidation. The Company has never paid cash dividends on its common stock.

On June 18, 1998, the Company announced that its board of directors authorized the repurchase of up to 500,000 shares of the Company's common stock in the open market. From June 19, 1998, through December 31, 1998, the Company acquired 36,250 treasury shares for $49,982. In 1998, 33,333 of such shares were reissued in connection with the conversion of Series A preferred stock. During 1999, the Company acquired 26,400 treasury shares for $25,814, of which 24,822 shares were reissued pursuant to employee stock plans.

10.   STOCK OPTIONS:

The Company adopted the 1988 Stock Option Plan (the 1988 Plan) which allowed for the granting of 415,000 stock options at the current market value of the common stock at the date of the grant to key employees. The 1988 Plan terminated on October 31, 1998.

The 1991 Director Non-Statutory Stock Option Plan (the Director Plan) provides for the granting of options at the common stock's current market value to members of the board of directors of the Company who are not employees of the Company. In June 1998, the Company's stockholders authorized an 85,000 share increase in the number of shares of common stock reserved for issuance under the Director Plan. As a result, the Director Plan authorizes the granting of options to purchase up to 210,000 shares of the Company's common stock. The stock options granted under the 1988 Plan and the Director Plan are exercisable pursuant to the individual agreements between the Company and the grantee and range from a six-month to a three-year vesting period. All options granted under these plans must be exercised within 10 years from the date of grant and expire within three months after termination of employment or service as a director.

                              DOCUCON, INCORPORATED

On April 1, 1998, the Company approved the 1998 Employee Stock Option Plan (the 1998 Employee Plan), covering 187,500 shares of common stock. Unless terminated earlier by the board of directors, the 1998 Plan will terminate on March 31, 2008. The purpose of the plan is to supplement and replace the 1988 Plan. The 1998 Employee Plan provides for the grant to key employees incentive stock options (ISOs) intended to qualify under Section 422(b) of the Internal Revenue Code and nonqualified stock options (NQSOs).

Under the 1998 Employee Plan, which is administered by the Stock Option Committee of the board of directors, key employees may be granted options to purchase shares of the Company's common stock at 100 percent of fair market value on the date of grant (or 110 percent of fair market value in the case of an ISO granted to a 10 percent stockholder/grantee). Options granted under the 1998 Employee Plan must be exercised within 10 years from the date of grant, vest at varying times, as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution, and expire within three months after termination of employment, unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of common stock or a combination of cash and common stock, all as determined by the Stock Option Committee. The 1998 Employee Plan may be amended at any time by a vote of the board of directors. However, no amendment made without approval of the stockholders of the Company may increase the total number of shares which may be issued under options granted pursuant to the 1998 Employee Plan, reduce the maximum exercise price or extend the latest date upon which options may be granted or change the class of employees eligible to receive the options.

In June 1999, the Compensation Committee of the Board of Directors recommended and the Board approved, subject to stockholder approval of an increase in shares issuable under the 1998 Employee Plan, a grant to management and key employees of an aggregate of 460,000 options to purchase shares of common stock at an exercise price per share equal to the greater of fair market value or $1.00 on the effective date of the grant. The proposal to increase the number of shares issuable under the 1998 Employee Stock Option Plan to 687,500 shares was approved by vote of the Company's stockholders on July 30, 1999. The closing price per share of the Company's common stock on that date was $.875.

In 1998, the Company approved the 1998 Executive Non-Statutory Plan (the 1998 NQSO Plan), covering 375,000 shares of common stock. Under the 1998 NQSO Plan, identified executives may be granted long-term options to purchase shares of the Company's common stock at a price specified on the date of the grant subject to certain acceleration rights upon attainment of specific goals. The 1998 NQSO Plan is administered by the Stock Option Committee. The 1998 NQSO Plan expires on March 31, 2008. Options granted under the 1998 NQSO Plan will expire 10 years from the date of grant, vest at varying times, as determined by the NQSO Committee, and are nontransferable except by will or pursuant to the laws of descent and distribution.

In April 1998, the Company's board of directors granted options to certain members of the Company's senior management to purchase 125,000 shares of the Company's common stock at an exercise price of $4 per share under the 1998 NQSO Plan. Additionally, in April 1998, the Company appointed a new president and chief executive officer. The Company's board of directors granted this officer options to purchase 225,000 shares of the Company's common stock at an exercise price of $4 per share under a time accelerated restricted stock award. In December 1998, the exercise price on these options was reset to $1 per share. The time accelerated restricted stock award options become exercisable in March 2005. Exercisability of the time accelerated restricted stock award options is accelerated, in 12,500 share increments, for each $2 per share incremental increase in the quoted market price per share of the Company's common stock above $4 per share.

                              DOCUCON, INCORPORATED

A summary of activity in the Company's stock option plans is set forth below:

                                                                              Weighted
                                                                               Average
                                                                              Exercise              Option Price
                                                                                Price        ---------------------------
                                                                 Shares       Per Share        Per Share        Total
                                                               ---------      ---------      -------------  ------------
Outstanding, December 31, 1997                                   273,778        $2.57        $2.12 - $5.52  $    702,571
                                                               =========                                    ============
Exercisable, December 31, 1997                                   230,157         2.46        2.12  -  5.52  $    565,547
                                                               =========                                    ============
Granted                                                          875,501         2.45         .88  -  4.12     2,147,024

Exercised                                                         (2,500)        2.24        2.24  -  2.24        (5,600)

Terminated                                                      (329,638)        3.80        2.12  -  4.88    (1,252,540)
                                                               =========                                    ============
Outstanding, December 31, 1998                                   817,141         1.95         .88  -  5.52  $  1,591,455
                                                               =========                                    ============
Exercisable, December 31, 1998                                   238,213         2.49        2.00  -  5.52  $    593,150
                                                               =========                                    ============
Granted                                                          636,551          .98         .75  -  1.00       625,256

Exercised                                                           -             -                -              -

Terminated                                                      (155,344)        2.91         .75  -  4.12      (451,957)
                                                               =========                                    ============
Outstanding, December 31, 1999                                 1,298,348         1.36         .75  -  5.52  $  1,764,754
                                                               =========                                    ============
Exercisable, December 31, 1999                                   289,817         2.46         .88  -  5.52  $    711,501
                                                               =========                                    ============

The weighted average remaining contractual life of options outstanding at December 31, 1999, is approximately 7.5 years. In October 1995, Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period of the award, which is usually the vesting period. However, SFAS No. 123 also allows entities to continue to measure compensation costs for employee stock compensation plans using the intrinsic value method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Entities electing to remain with the accounting prescribed by APB 25, as the Company has, must make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method recommended by SFAS No. 123 had been applied. The following provides pro forma disclosures of net loss and loss per share as if the fair value based method of accounting under SFAS No. 123 had been applied.

                              DOCUCON, INCORPORATED

Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net loss applicable to common stockholders and Basic and Diluted loss per share would have been changed to the following pro forma amounts:

                                                                  1999             1998
                                                              -----------      -----------
Net Loss Applicable to Common Stockholders
                                             As Reported      $(3,586,078)     $(5,113,156)
                                             Pro Forma        $(3,835,717)     $(5,389,493)

Basic and Diluted Loss Per Share             As Reported         $(1.06)          $(1.55)
                                             Pro Forma           $(1.13)          $(1.63)

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

The weighted average fair values per share of options granted during 1999 and 1998 were $.72 and $1.51, respectively. The fair value of each option grant is estimated on the date of grant using an option pricing model with the following weighted average assumptions used for grants in 1999 and 1998, respectively: risk-free interest rates of 6.0 percent and 6.0 percent, expected dividend yields of 0 percent and 0 percent, expected lives of 5 years and 5 years and expected volatility of 108 percent and 110 percent.

In addition to the above stock option agreements, the Company has warrants outstanding to purchase 15,000 shares of common stock at $5.00 per share which expire in June 2001 and additional warrants to purchase 243,750 shares of common stock as further described in Note 6.

Substantially all of the Company's outstanding options become immediately exercisable upon a change of control of the Company and/or a sale of substantially all of the assets of the Company. See Note 14 for a description of a proposed sale of substantially all of the Company's assets.

11.   EMPLOYEE BENEFIT PLANS:

Effective January 1, 1994, the Company adopted the 1993 Employee Stock Purchase Plan (the Stock Purchase Plan). Under the Stock Purchase Plan, eligible employees may elect to have up to 10 percent of their base pay (as defined) deducted and utilized to purchase common stock of the Company in annual or semiannual offerings. In August 1997 and June 1998, the Company's stockholders authorized an increase in the number of shares of common stock reserved for issuance pursuant to the Stock Purchase Plan by 50,000 shares and 100,000 shares, respectively. The Company has reserved 350,000 shares of common stock for issuance pursuant to the Stock Purchase Plan. In December 1999, the Company issued 51,907 shares of common stock (plus 424 treasury shares) at a purchase price of $.375 per share. In January 1999 and 1998, the Company issued 24,398 treasury shares and 26,809 new shares of common stock at purchase prices of $.77 and $3.40 per share, respectively. The annual purchase price is 85 percent of the lesser of the closing price of the Company's common stock at the beginning or end of each calendar year. The purchase prices represent 85 percent of the closing price on December 31, 1999, December 31, 1998, and December 30, 1997, respectively. The Stock Purchase Plan is administered by the Compensation Committee of the board of directors. In June 1998, the Company's stockholders amended the Stock Purchase Plan's termination date from December 31, 1998, to December 31, 2001. At December 31, 1999, 156,881 shares remain available for issuance.

                              DOCUCON, INCORPORATED

The Company also maintains a qualified employee benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, employees meeting certain eligibility requirements may contribute up to 15 percent of their eligible compensation to the plan on a pretax basis. In addition, the Company may make voluntary matching contributions to the plan. At December 31, 1999 and 1998, respectively, the Company had accrued approximately $25,000 as its 1998 matching contributions to the plan. No matching contributions were declared in 1999.

12.   INCOME TAXES:

The Company follows SFAS No. 109, "Accounting for Income Taxes." This statement establishes financial accounting and reporting standards for deferred income tax assets and liabilities that arise as a result of differences between the reported amounts of assets and liabilities for financial reporting and income tax purposes.

As of December 31, 1999, the Company had net operating loss carryforwards of approximately $9.1 million for federal income tax purposes which are available to reduce future taxable income and will expire in 2005 through 2019 if not utilized.

Total income tax expense (benefit) differs from the amount computed by applying the statutory federal income tax rate to loss before income taxes. The reasons for these differences are as follows:

                                                                                  Year Ended
                                                                                  December 31
                                                                         -----------------------------
                                                                             1999            1998
                                                                         -------------   -------------
Expected federal income tax benefit                                      $  (1,213,000)  $  (1,725,000)
Other                                                                           -              (24,880)
Tax loss carryforwards generated                                             1,213,000       1,725,000
                                                                         -------------   -------------
                       Total income tax benefit                          $      -        $     (24,880)
                                                                         =============   =============

The tax effects of significant temporary differences representing income tax assets (liabilities) are as follows:

                                                                                   December 31
                                                                            ---------------------------
                                                                                1999           1998
                                                                            ------------   ------------
Deferred income tax assets (liabilities)-
   Tax loss carryforwards                                                   $  3,100,000   $  2,110,000
   Tax credit carryforwards                                                       81,000         81,000
   Depreciation                                                                   62,000         94,000
   Accruals                                                                      671,000        555,000
   Other                                                                          -              14,000
                                                                            ------------   ------------
                                                                            $  3,914,000   $  2,854,000
                                                                            ============   ============

As a result of the Company's recurring losses, a valuation reserve of $3,914,000 and $2,854,000 as of December 31, 1999 and 1998, respectively, representing the total of net deferred tax assets has been recognized by the Company.

                              DOCUCON, INCORPORATED

13.   SALE OF SOFTWARE DIVISION:

In November 1997, the Company sold its software division to a third party for $6.5 million. Under the provisions of the Asset Purchase Agreement (Agreement) between the Company and the purchaser (Purchaser) of the software division, the Company sold all of the assets related to this division with the exception of certain office furniture and equipment and the Purchaser agreed to assume all of the liabilities of the division with the exception of trade payables, accrued liabilities and tax liabilities of the Company associated with the operations and disposition of the division. Under the terms of the Agreement, the Purchaser paid approximately $800,000 of the purchase price into an escrow fund for purposes of securing payment for any liability of the Company to the Purchaser under the Agreement, including the Purchaser's right to indemnification for uncollectible purchased receivables. The funds in the escrow account, net of any liabilities of the Company to the Purchaser under the Agreement, were paid to the Company in the amount of $400,000 in 1998 and the remainder was released to the Company in 1999, which was reflected as a component of other current receivables on the accompanying balance sheet at December 31, 1998.

14.   SUBSEQUENT EVENTS (UNAUDITED):

In January 2000, the Company entered into a nonbinding letter of intent (LOI) and, subsequently, in March 2000, signed a definitive asset purchase agreement (TAB Asset Purchase Agreement) with TAB. Under the TAB Asset Purchase Agreement, the Company has agreed, subject to stockholder approval, to sell substantially all of the operating assets of the Company to TAB for cash and the assumption of certain operating liabilities. The acquisition is expected to be consummated during the second quarter of 2000. In conjunction with entering into the LOI and subsequent TAB Asset Purchase Agreement, TAB has agreed to advance the Company cash in the form of secured promissory notes to fund the Company's working capital deficits until the transaction is consummated. Under the TAB Asset Purchase Agreement, these advances from TAB will be deducted from the cash proceeds paid at closing. As of March 17, 2000, TAB has advanced $550,000 under secured promissory notes. The notes bear interest at rates ranging from 10 percent - 13 percent per year and are due on the earlier to occur of the closing of the transaction or April 30, 2000. The notes are secured by a second priority interest in substantially all of the Company's assets. There are no assurances that TAB will continue to fund the Company's working capital deficits indefinitely or that the transaction will be consummated.

Under the TAB Asset Purchase Agreement, a portion of the cash consideration and all of the liabilities assumed in the transaction are variable and are based on the book value of specific operating assets acquired and liabilities assumed, respectively, on the date of closing. Liabilities not assumed by TAB will be satisfied with a portion of the net cash proceeds from the transaction. The remaining cash proceeds from the transaction, after settlement of liabilities not assumed by TAB and payment of any costs incurred by the Company subsequent to the closing, are expected to be distributed to stockholders during 2000. Because the variable portion of the cash consideration from the transaction will not be determined until the closing date and the amount of liabilities not assumed by TAB that must be satisfied out of the cash proceeds will not be known until after the closing, the amount of cash that will ultimately be available for distribution to stockholders in 2000 is not determinable at this time.

                              DOCUCON, INCORPORATED

The Company's lease of its corporate headquarters in Pennsylvania requires monthly payments of approximately $14,300 through June 2004, which are included as a component of future minimum lease payments for all noncancelable operating leases as described in Note 5. Under the provisions of the TAB Asset Purchase Agreement, the remaining commitment under this lease would not be assumed by TAB. In March 2000, the Company initiated conversations with the lessor with respect to a potential buyout of the remaining term of this lease in anticipation of the consummation of the TAB Asset Purchase Agreement. While there can be no assurances that the Company will not be required to pay all future contractual amounts under this lease, the Company believes that it is likely that it would be able to buyout the remaining term of the lease by making a payment to the lessor in an amount substantially less than the contractual amount.

15.   QUARTERLY RESULTS OF OPERATIONS
      (UNAUDITED):

The results of operations by quarter for the years ended December 31, 1999 and 1998, were as follows:

                                        March 31       June 30       September 30      December 31          Total
                                      ------------   ------------    ------------     -------------     -------------
1999

Operating revenues                    $    851,079   $  1,613,055     $ 2,013,425     $   1,238,961     $   5,716,520
                                      ============   ============     ===========     =============     =============
Net loss                              $ (1,138,943)  $   (698,908)    $  (572,579)    $  (1,156,398)    $  (3,566,828)
                                      ============   ============     ===========     =============     =============
Basic and diluted loss per common
   share                                 $(.35)         $(.21)           $(.17)           $(.34)
                                         =====          =====            =====            =====
1998

Operating revenues                    $    612,996   $    869,982     $   591,786     $     618,733     $   2,693,497
                                      ============   ============     ===========     =============     =============
Net loss                              $   (614,491)  $   (455,214)    $(1,993,217)    $  (2,022,772)    $  (5,085,694)
                                      ============   ============     ===========     =============     =============
Basic and diluted loss per common
   share                                 $(0.19)       $(0.14)          $(0.60)          $(0.61)
                                         ======        ======           ======           ======